UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive,Suite B Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPTT	NYSE American
Series A Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Ocean Power Technologies, Inc. (the “Company”), first called to order virtually on January 31, 2024 and adjourned due to the absence of a quorum without any business being conducted, was reconvened virtually on February 28, 2024 at which time, following the determination that a quorum was present, the business of the 2023 Annual Meeting was conducted. The voting results reported herein are the final, certified voting results for each proposal presented at the 2023 Annual Meeting, as reported by First Coast Results, Inc., the Inspector of Election appointed for the 2023 Annual Meeting. At the 2023 Annual Meeting, the following five proposals were voted on by the stockholders of the Company:

1)	To elect as directors the six individuals named as the nominees of the Company’s Board of Directors (the “Board”) in the Company’s revised definitive 2023 Annual Meeting Proxy Statement to serve as directors until the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) or until his or her respective successor has been elected and qualified, or until the director’s earlier death, resignation, or removal;

2)	To approve an amendment to the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), available for grant under the 2015 Plan from 4,382,036 to 7,282,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants and to amend the aggregate number of shares available for incentive awards;

3)	To ratify, by a non-binding advisory vote, the adoption of the Company’s Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2023, by and between the Company and Computershare Trust Company, N.A., as Rights Agent;

4)	To ratify, by a non-binding advisory vote, the ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024; and

5)	To approve, by a non-binding advisory vote, the compensation for the Company’s named executive officers.

Proposal 1: Each of the six individuals named below under “Name of Company Nominee” was re-elected to the Board, to serve until the 2024 Annual Meeting or until his or her respective successor has been elected and qualified, or until the director’s earlier death, resignation, or removal. As to each of the Company’s nominees for director, the results of the voting were as follows:

Name of Company Nominee	Number of Votes Voted For	Number of Votes Withheld	Number of Broker Non-Votes
Terence J. Cryan	12,838,890	5,751,223	10,515,240
Philipp Stratmann	13,739,243	4,850,340	10,515,770
Clyde W. Hewlett	13,812,047	4,777,536	10,515,770
Diana G. Purcell	15,011,114	3,558,713	10,535,526
Peter E. Slaiby	13,798,954	4,790,629	10,515,770
Natalie Lorenz-Anderson	15,305,056	3,264,771	10,535,526

Proposal 2: The proposal to approve an amendment to the 2015 Plan to increase the number of shares of the Common Stock available for grant under the 2015 Plan from 4,382,036 to 7,282,036 in order to ensure that adequate shares will be available under the 2015 Plan for future grants and to amend the aggregate number of shares available for incentive awards was approved and the voting results were as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
11,550,621	6,234,120	816,733	10,503,879

Proposal 3: The proposal to ratify, by a non-binding advisory vote, the adoption of the Company’s Section 382 Tax Benefits Preservation Plan, dated as of June 29, 2023, by and between the Company and Computershare Trust Company, N.A., as Rights Agent, was approved and the voting results were as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
12,732,224	4,606,344	1,262,905	10,503,880

Proposal 4: The proposal to ratify, by a non-binding advisory vote, the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2024 was approved and the voting results were as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
23,466,038	4,011,964	1,627,351

Proposal 5: The proposal to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers was approved and the voting results were as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Number of Broker Non-Votes
11,641,066	5,815,478	1,145,830	10,502,979

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024

OCEAN POWER TECHNOLOGIES, INC.

/s/ Philipp Stratmann
Philipp Stratmann
President and Chief Executive Officer